Exhibit 99.3

Michael’s Finer Meats, LLC

Unaudited Financial Statements

C O N T E N T S

Page

Financial Statements:
Balance Sheets	3
Statements of Income and Member’s Equity	4
Statements of Cash Flows	5

Notes to Financial Statements	6

MICHAEL’S FINER MEATS, LLC

Balance Sheets (unaudited)

June 24, 2012 and June 26, 2011

ASSETS	2012	2011
Current Assets
Cash	$2,562,170	$2,424,824
Accounts receivable – trade	7,208,775	6,270,926
Inventory	8,852,279	9,453,205

Total current assets	18,623,224	18,148,955

Property and Equipment	2,881,590	2,210,500
Less: accumulated depreciation and amortization	(606,643)	(415,051)

Net property and equipment	2,274,947	1,795,449

Other Assets
Goodwill	30,484,918	30,484,918
Deferred loan costs, net	834,944	1,334,939
Deposits and other	130,063	319,853

Total other assets	31,449,925	32,139,710

TOTAL ASSETS	$52,348,096	$52,084,114

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities
Current portion of notes payable	$5,621,507	$2,468,750
Accounts payable – trade	2,300,963	2,066,386
Accrued expenses	748,059	1,206,604

Total current liabilities	8,670,529	5,741,740

Other Liabilities
Note payable – line of credit	4,250,000	5,000,000
Notes payable, net of current portion	7,612,537	13,680,359
Interest rate hedging liability	—	437,349

Total other liabilities	11,862,537	19,117,708

Total liabilities	20,533,066	24,859,448
Member’s Equity	31,815,030	27,224,666

TOTAL LIABILITIES AND MEMBER’S EQUITY	$52,348,096	$52,084,114

The accompanying notes are an integral part of the financial statements.

MICHAEL’S FINER MEATS, LLC

Statements of Income and Member’s Equity (unaudited)

For the Periods Ended June 24, 2012 and June 26, 2011

	2012	2011
Net Sales	$42,582,550	$40,211,814
Cost of Goods Sold	32,352,615	31,225,467

Gross profit	10,229,935	8,986,347
Operating Expenses	7,310,311	6,631,209

Operating Income	2,919,624	2,355,138

Other (Expense) Income
Interest expense	(807,189)	(1,135,909)
Adjustment to interest rate hedging liability	159,070	309,617

Net other expense	(648,119)	(826,292)

Net Income	2,271,505	1,528,846
Member’s Equity – Beginning of Period	29,543,525	25,695,820

Member’s Equity – End of Period	$31,815,030	$27,224,666

The accompanying notes are an integral part of the financial statements.

MICHAEL’S FINER MEATS, LLC

Statements of Cash Flows (unaudited)

For the Periods Ended June 24, 2012 and June 26, 2011

	2012	2011
Cash Flows from Operating Activities:
Net income	$2,271,505	$1,528,846

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	365,984	324,576
Gain on interest rate hedging liability	(159,070)	(309,617)
Changes in operating assets and liabilities:
Accounts receivable – trade	304,751	1,414,600
Inventory	(1,144,596)	(1,198,835)
Deposits and other	(29,853)	(197,775)
Accounts payable – trade	541,770	(361,147)
Accrued expenses	(468,091)	861,345

Total adjustments	(589,105)	533,147

Net cash provided by operating activities	1,682,400	2,061,993

Cash Flows from Investing Activities:
Acquisition of property and equipment	(155,680)	(11,073)

Cash Flows from Financing Activities:
Net increase in note payable – line of credit	—	750,000
Payments on notes payable	(2,518,508)	(3,007,814)

Net cash used in financing activities	(2,518,508)	(2,257,814)

Net decrease in cash	(991,788)	(206,894)
Cash – Beginning of Period	3,553,958	2,631,718

Cash – End of Period	$2,562,170	$2,424,824

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$938,361	$1,060,364
Non-Cash Investing and Financing Activities:
Vehicles acquired through capital leases	$376,911	$—

The accompanying notes are an integral part of the financial statements.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Nature and Scope of Business

Michael’s Finer Meats, LLC (the Company) is engaged in wholesale and retail sales of meat and seafood products. Its market includes fine restaurants, institutions and individuals throughout Ohio and various other states. The Company was formed and began doing business on February 25, 2008, in conjunction with the acquisition of substantially all assets, liabilities, contracts and leases of Michael’s Finer Meats, Inc. (MFM, Inc.). The Company is a 100% owned subsidiary of Michael’s Finer Meats Holdings, LLC (MFM Holdings). Its operating facilities are located in Columbus, Ohio.

Summary of Significant Accounting Policies

Basis of Presentation

The information presented as of June 24, 2012, and June 26, 2011, and for the six month periods then ended, is unaudited, but includes all adjustments (which consist only of normal recurring adjustments) that the management of Michael’s Finer Meats, LLC believes to be necessary for the fair presentation of results for the periods presented. The balances as of June 24, 2012 and June 26, 2011, and the results for the interim periods, are not necessarily indicative of results to be expected for the year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Period End

Management has elected to maintain a 52/53 week period with each month ending on the Sunday on or prior to the last day of the month. There were 26 weeks in each of the periods ended June 24, 2012 and June 26, 2011.

Accounts Receivable – Trade

The Company grants credit to fine restaurants, private clubs and other eating establishments.

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company reserves the right in its customer contracts to charge interest for late payments on invoices, but does not generally exercise this right.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Summary of Significant Accounting Policies (continued)

Accounts Receivable – Trade (continued)

The Company utilizes the allowance method to provide for the possibility of uncollectible accounts. The allowance is provided based on management’s estimate of the collectibility of the accounts receivable. This estimate takes into consideration an individual analysis of all outstanding account balances based on payment history with specific customers and current economic conditions. No allowance for potential uncollectible accounts has been recorded due to management’s belief that all accounts are collectible as of June 24, 2012 and June 26, 2011.

Inventory

Inventory, consisting of perishable meats and seafood, is carried at the lower of cost (utilizing the first-in, first out (FIFO) method and specific identification method) or market.

Property and Equipment

Property and equipment are carried at cost, less accumulated depreciation and amortization, computed on the straight-line method. Leasehold improvements are depreciated over lives ranging from 7 to 39 years. Other property and equipment are depreciated over lives ranging from 3 to 10 years. Major renewals and betterments are capitalized and depreciated or amortized; maintenance and repairs that do not improve or extend the life of the respective assets are charged to expense as incurred. Assets purchased, but not placed in service, are capitalized and depreciation or amortization is not computed until the asset is placed in service. Upon disposal of assets, the cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is included in income.

Long-Lived Assets Impairment Policy

The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the amount of the asset may not be recoverable. When an indication of impairment is present and the undiscounted cash flows estimated to be generated by the related assets are less than the assets’ carrying amount, an impairment loss will be recorded based on the difference between the carrying amount of the assets and their estimated fair value. There were no such impairment adjustments for the periods ended June 24, 2012 and June 26, 2011.

Goodwill

Under GAAP, goodwill and other intangible assets deemed to have indefinite lives are no longer amortized but are subject to impairment tests on an annual basis, at a minimum, or whenever events or circumstances occur indicating goodwill or indefinite-lived intangibles might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. Management determined that there was no impairment of goodwill for the periods ended June 24, 2012 and June 26, 2011.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Summary of Significant Accounting Policies (continued)

Deferred Loan Fees

The Company has incurred certain fees relating to loan agreements. These fees are being amortized on a straight-line basis over the term of the loans. Loan fee amortization expense charged to operating expenses was $249,998 for the periods ended June 24, 2012 and June 26, 2011.

Derivatives and Hedging Activities

The Company generally maintains an overall interest rate risk-management strategy that incorporates the use of a derivative instrument to minimize significant unplanned volatility in earnings that are caused by changes in interest rates. The derivative instrument used by the Company as part of their risk-management strategy is an interest rate swap used to convert a variable-rate debt to a fixed rate (cash flow hedge). The Company does not enter into derivative instrument agreements for trading or speculative purposes. The interest rate swap agreement expired during the period ended June 24, 2012.

As required by GAAP, all derivatives are recognized on the balance sheets at their fair value. The Company measures effectiveness by the ability of the interest rate swap to off-set cash flows associated with changes in the London Interbank Offered Rate (LIBOR). To the extent that any of these contracts are not considered effective, any changes in fair value relating to the ineffective portion of this contract are immediately recognized in income. As this contract was ineffective during the period, any change in its fair value is reported in earnings.

Fair Value of Financial Instruments

GAAP establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Inputs to the valuation methodology for Level 2 measurements include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Derivative financial instruments are valued by management based on valuations reported by the bank equal to what the bank would receive or pay to terminate the swap agreement at the reporting date, taking into account current interest rates and current creditworthiness of the swap counterparties.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

The preceding method described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, the Company believes its valuation methods are appropriate and consistent with other market participants. The use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date. Management believes that the derivative financial instrument meets the criteria of a Level 2 input.

The carrying amounts of current assets and liabilities approximate their fair market value because of the immediate or short-term maturity of these financial instruments. Management believes the carrying amount on the long-term debt approximates its fair value as the interest rates and terms of the borrowings are similar to currently available borrowings.

Revenue Recognition

The Company recognizes revenue when goods are shipped.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $44,579 and $37,863 for the periods ended June 24, 2012 and June 26, 2011, respectively.

Delivery Expenses

Delivery expenses are included in operating expenses in the accompanying statements of income and member’s equity and amounted to $1,349,451 and $1,155,905 for the periods ended June 24, 2012 and June 26, 2011, respectively.

Income Taxes

As a limited liability company, the Company is treated in a manner similar to a partnership for income tax purposes under the Internal Revenue Code. Accordingly, they do not pay federal or state corporate income taxes on its taxable income. Instead, the member is liable for individual income taxes on the Company’s taxable income.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company accounts for uncertainty in income taxes in its financial statements as required by GAAP, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting is also provided. As the Company was formed in 2008, all of the Company’s tax returns are open for audit.

During 2011, the Internal Revenue Service began an examination of the Company’s federal income tax return for 2009. The examination has been completed and did not result in any changes to the Company’s federal income tax return. Management determined there were no material uncertain positions taken by the Company in its tax returns.

Statements of Cash Flows

For purposes of reporting cash flows, cash includes cash on hand and demand deposits held by banks.

Cash

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company’s non-interest bearing cash balances were fully insured at June 24, 2012, due to a temporary federal program in effect through December 31, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts.

Property and Equipment

Property and equipment consisted of the following at June 24, 2012 and June 26, 2011:

	2012	2011
Machinery and equipment	$538,790	$329,091
Leasehold improvements	1,682,414	1,677,314
Vehicles	377,551	640
Furniture and fixtures	203,455	203,455
Construction in progress	79,380	—

	$2,881,590	$2,210,500

Depreciation and amortization expense amounted to $115,986 and $74,578 for the periods ended June 24, 2012 and June 26, 2011, respectively.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Note Payable – Line of Credit

The Company has a revolving line of credit agreement with a financing institution on which it may borrow up to $10,000,000. The agreement requires monthly payments of interest at prime or LIBOR plus an applicable margin based on the leverage ratio (4.99% at June 24, 2012 and 4.94% at June 26, 2011) and expires on February 25, 2014. The outstanding balance was $4,250,000 and $5,000,000 as of June 24, 2012 and June 26, 2011, respectively. The line is secured by substantially all assets of the Company and is guaranteed by MFM Holdings. The line of credit is subject to loan covenants related to EBITDA, cash flow and capital expenditures. In August 2012, the Company was sold and the note payable – line of credit was repaid in full.

Notes Payable

The Company has a term note payable agreement in the amount of $25,000,000 with a financing institution. Quarterly principal payments ranging from $187,500 to $2,750,000 are due through December 31, 2013. The Company is also required to make additional principal reduction payments of excess cash flow on an annual basis. The amount of excess cash flow required to be paid, if any, is based on the Company’s leverage ratio at the end of each year. The Company made additional principal payments of $226,394 during the period ended June 26, 2011, as a result of excessive cash flow during 2010. No additional principal reduction payments were made during the period ended June 24, 2012. The note matures on February 25, 2014, at which time the remaining principal balance is due. Interest payments are due quarterly at the prime rate or LIBOR plus an applicable margin based on the Company’s leverage ratio (4.99% at June 24, 2012 and 4.94% at June 26, 2011). The outstanding balance of the note was $9,249,966 at June 24, 2012. The outstanding balance of the note was $12,914,060 as of June 26, 2011, of which $398,438 was included in accrued expenses in the accompanying balance sheets. The note is secured by substantially all assets of the Company and is guaranteed by MFM Holdings. The note is subject to loan covenants related to EBITDA, cash flow and capital expenditures.

On February 25, 2008, the Company entered into an unsecured senior subordinated note agreement with a financing institution for $13,775,510 that matures on February 25, 2015. In September 2009, the note was restructured through a conversion of $12,556,575 in debt to 245 units of Common Class B units. This reduced the principal balance of the note to $3,500,000. The new agreement requires interest payments of 13% that can be deferred until maturity and the entire principal balance is due at maturity. The agreement is subject to loan covenants related to EBITDA, cash flow and capital expenditures. The outstanding balance of the note and accrued interest was $3,633,487 as of June 24, 2012 and June 26, 2011.

Long-term debt at June 24, 2012 matures as follows:

2013	$5,562,500
2014	3,687,466
2015	3,633,487

$12,883,453

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Notes Payable (continued)

In August 2012, the Company was sold and the notes payable were repaid in full.

Capital Lease Obligations

The Company entered into four capital leases for delivery trucks in January 2012. These capital leases have monthly payments ranging from $1,359 to $1,637, with interest rates ranging from 1.85% to 3.54%. The leases mature at dates ranging from December 31, 2017 through January 31, 2018 and are included with notes payable in the accompanying balance sheets.

The capitalized cost of the trucks was $376,911 as of June 24, 2012. Accumulated amortization was $28,625 at June 24, 2012. Amortization expense for the leased trucks is included in depreciation and amortization and amounted to $28,625 for the period ended June 24, 2012.

Future minimum lease payments as of June 24, 2012, are as follows:

2013	$68,736
2014	68,736
2015	68,736
2016	68,736
2017	68,736
Thereafter	37,378

Total minimum lease payments	381,058
Less: amount representing interest	(30,467)

Present value of future minimum lease payments	350,591
Less: current portion	59,007

Long-term portion	$291,584

Derivative Financial Instrument – Interest Rate Swap

The Company had an interest rate swap agreement to hedge the interest rate risk associated with variable rate debt held with a financing institution that matured April 25, 2012. As of June 26, 2011, the interest rate swap had a total notional amount of $15,750,720.

The interest rate swap matured in April 2012. As of June 26, 2011, the interest rate swap had a fixed interest rate of 4.00%. The Company paid the counterparty interest at the fixed rate as noted and the counterparty paid the Company interest at a variable rate equal to the one month LIBOR (0.19% as of June 26, 2011).

As of June 26, 2011, the fair value of the interest rate swap represented a liability of $437,349.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Lease Commitments

The Company leases its main operating facility. This lease is accounted for as an operating lease. Lease expense is approximately $229,000 per annum through August 2016.

Additionally, the Company leases delivery vehicles and refrigeration units that are accounted for as operating leases. The delivery vehicles were being leased on a month-to-month basis and require monthly payments ranging from approximately $7,600 to $10,600. Certain of these vehicle leases expired in January 2012 and the leases were terminated. Certain other leases were continued on a month-to-month basis. The refrigeration units annual lease commitments are approximately $32,400 as of June 24, 2012, which is payable in monthly installments. The refrigeration unit leases expire in February 2016. The Company is also charged for mileage and is responsible for all operating expenses of the vehicles.

Future annual minimum lease commitments as of June 24, 2012, are as follows:

2013	$272,000
2014	272,000
2015	272,000
2016	250,500
2017	39,900

$1,106,400

The Company’s lease expense, including mileage charges on the delivery vehicles, for the periods ended June 24, 2012 and June 26, 2011, was approximately $157,000 and $205,000, respectively.

Retirement Plan

The Company maintains a qualified profit sharing retirement plan with deferred compensation 401(k) provisions. All full-time employees with one year of continuous service with the Company are eligible to participate in the plan. The Company’s contributions, as determined by the Board of Directors, are discretionary and are limited to 25% of an eligible employee’s annual salary. Retirement plan expenses were approximately $329,000 and $260,000 for the periods ended June 24, 2012 and June 26, 2011, respectively.

Related Party Transactions

The Company has entered into a management agreement with a related entity in which the Company will pay an annual fee in exchange for financial and management consulting services. Management fees for the periods ended June 24, 2012 and June 26, 2011, were approximately $356,000 and $264,000, respectively.

MICHAEL’S FINER MEATS, LLC

Notes to Financial Statements (unaudited)

June 24, 2012 and June 26, 2011

Concentration of Risk

The Company’s largest customer, a restaurant group, accounted for 13% net sales for the periods ended June 24, 2012 and June 26, 2011.

Subsequent Events

The Company evaluated subsequent events through October 11, 2012, the date the financial statements were available to be issued.

In August 2012, the Company sold 100% of the member’s units to two wholly owned subsidiaries of The Chef’s Warehouse, Inc.